                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Hall, Kinion & Associates, Inc. and Subsidiaries on Form S-8 of our reports, dated February 2, 2001, appearing in and incorporated by reference in the Annual Report on Form 10-K of Hall, Kinion & Associates, Inc. and Subsidiaries for the year ended December 31, 2000.



/s/ DELOITTE & TOUCHE LLP

San Jose, California
August 13, 2001